Exhibit 99(a)
                          INDEPENDENT AUDITOR'S REPORT



To the Board of Directors
Advanced Management Incorporated
McLean, Virginia

We have audited the accompanying balance sheets of Advanced Management Incorporated, as of December 31, 1996 and 1997, and the related statements of income, shareholder's equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Advanced Management Incorporated as of December 31, 1996 and 1997, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.


                                      KELLER BRUNER & COMPANY, L.L.C.


Bethesda, Maryland
February 13, 1998, except for Note 11,
 as to which the date is February 26, 1998

ADVANCED MANAGEMENT INCORPORATED

BALANCE SHEETS
December 31, 1996 and 1997


ASSETS                                                         1996               1997
----------------------------------------------------------------------------------------
Current Assets
   Cash and cash equivalents                             $    168,346       $    813,303
   Accounts receivable, net                                 6,361,598          5,016,407
   Prepaid expenses                                         1,057,557            181,582
   Notes receivable - shareholder, current maturities          26,089                  -

                                                          ------------------------------
               Total current assets                         7,613,590          6,011,292
                                                          ------------------------------

Investments Available for Sale                              5,413,249          6,174,464
                                                          ------------------------------

Other Assets
   Notes receivable - shareholder, net of current
    maturities                                              1,894,051                  -
   Deposits                                                    37,711             20,225

                                                          ------------------------------
                                                            1,931,762             20,225
                                                          ------------------------------

Property and Equipment, less accumulated
 depreciation; 1996 $554,597, 1997 $614,972                   148,209             97,687
                                                          ------------------------------

                                                         $ 15,106,810       $ 12,303,668
                                                          ==============================


See Notes to Financial Statements.


LIABILITIES AND SHAREHOLDER'S EQUITY                          1996                1997
Current Liabilities
   Accounts payable                                     $     426,532       $     485,992
   Accrued expenses                                           177,765             836,683
   Contract contingency allowance                             100,000             100,000
   Accrued litigation settlement                            1,088,000                   -
                                                        ---------------------------------
               Total liabilities                            1,792,297           1,422,675
                                                        ---------------------------------

Commitments and Contingencies

Shareholder's Equity
   Common stock - $5 par value; 1,000 shares
    authorized, issued, and outstanding                         5,000               5,000
   Additional paid in capital                                 300,000             300,000
   Accumulated unrealized gains on investments                543,445             411,638
   Retained earnings                                       12,466,068          10,164,355
                                                        ---------------------------------
                                                           13,314,513          10,880,993
                                                        ---------------------------------

                                                        $  15,106,810       $  12,303,668
                                                        =================================


ADVANCED MANAGEMENT INCORPORATED

STATEMENTS OF INCOME
Years Ended December 31, 1996 and 1997



                                               1996                  1997
----------------------------------------------------------------------------
Contract revenue                       $    20,648,940       $    23,164,624
Other revenue                                  196,880                   -
----------------------------------------------------------------------------
                                            20,845,820            23,164,624
Direct contract costs                       13,822,316            14,793,680
----------------------------------------------------------------------------

               Gross profit                  7,023,504             8,370,944

Indirect expenses                            3,839,614             3,902,943
Bonuses                                            -                 670,000
----------------------------------------------------------------------------
                                             3,839,614             4,572,943
----------------------------------------------------------------------------

               Operating income              3,183,890             3,798,001
----------------------------------------------------------------------------

Other income (expense):
   Investment income                           397,834               957,863
   Other income                                234,370               261,816
   Litigation settlement                    (1,088,000)                    -
   Interest expense                             (1,907)               (1,005)
   Other expense                              (103,437)             (147,355)

----------------------------------------------------------------------------
                                              (561,140)            1,071,319

----------------------------------------------------------------------------

               Net income              $     2,622,750       $     4,869,320

============================================================================



See Notes to Financial Statements.

ADVANCED MANAGEMENT INCORPORATED

STATEMENTS OF SHAREHOLDER'S EQUITY
Years Ended December 31, 1996 and 1997

----------------------------------------------------------------------------------------------------------
                                                                Accumulated
                                                                Unrealized
                                      Common       Paid-In    Gains (Losses)     Retained
                                      Stock        Capital    On Investments     Earnings        Total
Balance, December 31, 1995       $     5,000    $   300,000   $   261,209    $  10,015,478   $ 10,581,687

   Unrealized gain on investments          -              -       282,236                -        282,236

   Net income                              -              -             -        2,622,750      2,622,750

   Shareholder distributions               -              -             -         (172,160)      (172,160)
----------------------------------------------------------------------------------------------------------

Balance, December 31, 1996             5,000        300,000       543,445       12,466,068     13,314,513

   Unrealized loss on investments          -              -      (131,807)               -       (131,807)

   Net income                              -              -             -        4,869,320      4,869,320

   Shareholder distributions               -              -             -       (7,171,033)    (7,171,033)
----------------------------------------------------------------------------------------------------------

Balance, December 31, 1997       $     5,000    $   300,000   $   411,638    $  10,164,355   $ 10,880,993
==========================================================================================================


See Notes to Financial Statements.

ADVANCED MANAGEMENT INCORPORATED

STATEMENTS OF CASH FLOWS
Years Ended December 31, 1996 and 1997

                                                                       1996            1997
---------------------------------------------------------------------------------------------
Cash Flows from Operating Activities
   Net income                                                    $  2,622,750    $  4,869,320
   Adjustments to reconcile net income to net
    cash provided by operating activities:
      Depreciation                                                    109,867          60,375
      Increase (decrease) in allowance for doubtful accounts          (26,725)         87,966
      Realized gains on transfer and sales of investments                   -        (616,220)
      Realized loss on sale of investments                             74,704               -
      Deferred rent                                                   (38,623)              -
      Changes in assets and liabilities:
         (Increase) decrease in:
           Accounts receivable                                     (2,631,929)      1,257,225
           Prepaid expenses                                          (510,408)        817,642
           Deposits                                                    37,295          17,486
         Increase (decrease) in:
           Accounts payable                                           181,875          59,460
           Accrued expenses                                          (347,600)        658,918
           Accrued litigation settlement                            1,088,000      (1,088,000)

                                                                  ---------------------------
               Net cash provided by operating activities              559,206       6,124,172
                                                                  ---------------------------

Cash Flows from Investing Activities
   Principal payments received on note receivable-shareholder          28,223          23,844
   Purchases of investment securities                              (3,801,861)    (16,940,057)
   Proceeds from sale of investment securities                      3,342,731      11,753,460
   Purchase of property and equipment                                 (97,519)         (9,853)

                                                                   --------------------------
               Net cash (used in) investing activities               (528,426)     (5,172,606)
                                                                   --------------------------

Cash Flows from Financing Activities
   Distributions to shareholder                                      (172,160)       (306,609)
                                                                   --------------------------
               Net cash (used in) financing activities               (172,160)       (306,609)
                                                                   --------------------------

               Net increase (decrease) in cash and cash
                equivalents                                          (141,380)        644,957

Cash and cash equivalents:
   Beginning                                                          309,726         168,346
                                                                   --------------------------
   Ending                                                         $   168,346   $     813,303
                                                                   ==========================

Supplemental Disclosures of Cash Flow Information
   Cash payments for:
      Interest                                                       $  1,907   $       1,005
                                                                   ==========================
      Income taxes - state                                           $ 72,260   $       1,538
                                                                   ==========================
See Notes to Financial Statements.

ADVANCED MANAGEMENT INCORPORATED

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
Note 1.    Nature of Organization and Significant Accounting Policies

Nature of business: Advanced Management Incorporated (the Company), is a Virginia corporation organized on August 10, 1981. The Company engages in computer consulting, training, computer facility operations, and other computer related services. Virtually all of the Company's business is currently with government or quasi-government agencies. The Company's principal market locations include Washington, D.C. and Leawood, Kansas.

A summary of the Company's significant accounting policies follows:

Basis of accounting: The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with generally accepted accounting principles.

Cash and cash equivalents: For purposes of reporting cash flows, the Company considers all cash accounts which are not subject to withdrawal restrictions or penalties and money market funds with a maturity of three months or less, as cash and cash equivalents.

Revenue and cost recognition: The Company's services are performed under various time-and-material and fixed price contracts. Revenue from time-and-material contracts is recognized on the basis of man-hours provided plus other reimbursable contract costs incurred during the period. Revenue from fixed price contracts is recognized on the percentage of completion method. Under this method, individual contract revenue earned is based upon the percentage relationship that contract costs incurred bear to management's estimate of total contract costs. The Company currently provides for all known or anticipated losses on contracts.

Allowance for doubtful accounts: The allowance for doubtful accounts is based on management's evaluation of the collectibility of existing accounts receivable.

Investments available for sale: The Company has various holdings in bonds, equity securities and mutual funds. These investments are accounted for under the fair market value method as required by Statement of Financial Accounting Standard 115. Under this pronouncement the Company does not reflect unrealized gains or losses in the statement of operations, rather as an addition or reduction to the shareholder's equity section of the balance sheet.

Property  and   equipment:   Property  and   equipment  are  recorded  at  cost.
Depreciation has been calculated using accelerated and straight line methods over the estimated useful lives of the respective assets.

ADVANCED MANAGEMENT INCORPORATED

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
Note 1. Nature of Organization and Significant Accounting Policies (Continued)

Income taxes: The Company has elected to be treated as an "S" Corporation under subchapter "S" of the Internal Revenue Code, which provides that, in lieu of corporation income taxes, the shareholders separately account for their pro-rata share of the Company's items of income, deductions, losses and credits. As a result of this election, no income taxes have been recognized in the accompanying financial statements.

Financial credit risk: The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts. The Company believes it is not exposed to any significant credit risk on cash.

Estimates: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Note 2. Accounts Receivable

The Company's accounts receivable consisted of the following amounts as of December 31, 1996 and 1997:

                                             1996              1997
-----------------------------------------------------------------------------
Billed                                   $ 6,187,507       $ 4,971,953
Unbilled                                     172,560           118,541
Other receivables                              1,531            13,879
-----------------------------------------------------------------------------
                                           6,361,598         5,104,373
   Allowance for doubtful accounts                 -            87,966
-----------------------------------------------------------------------------
                                         $ 6,361,598       $ 5,016,407
=============================================================================

ADVANCED MANAGEMENT INCORPORATED

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
Note 3. Investments - Available for Sale

As of December 31, 1996 and 1997, the Company owned bonds, equity security and mutual funds that are readily marketable. The cost and fair market value of these marketable securities were as follows:

                                                 1996                            1997
                                       ---------------------------      ------------------------
                                          Cost       Market Value         Cost     Market Value
------------------------------------------------------------------------------------------------
Accrued interest:
   Smith Barney                      $     6,874     $     6,874     $     6,880   $     6,880
Bonds:
   NationsBank                         1,981,104       1,969,066       2,455,060     2,505,300
   Smith Barney                          415,000         447,191         415,000       457,330
Equity securities:
   Trigon Healthcare                           -               -         122,403       169,352
Money funds:
   Smith Barney                            1,968           1,968               -             -
Mutual funds:
   American Capital Emerging
    Growth - B                           121,938         147,497         139,340       172,640
   Federated American Lenders
    Fund                                       -               -       1,086,411     1,049,685
   Federated Equity Income Fund                -               -         514,735       497,421
   Liberty American Lenders
    Funds                              1,422,036       1,744,675               -             -
   MFS - Emerging Growth
    Class B                              162,796         304,238         165,478       364,273
   Smith Barney                          758,088         791,740         857,519       951,583

------------------------------------------------------------------------------------------------
                                     $ 4,869,804     $ 5,413,249     $ 5,762,826   $ 6,174,464
================================================================================================

Investment income for the years ended December 31, 1996 and 1997 consists of the following components:

                                      1996               1997
--------------------------------------------------------------------
Interest                          $  330,179         $  136,985
Dividends                             14,513            204,658
Capital gains                        127,846            616,220
Capital losses                       (74,704)                 -
--------------------------------------------------------------------
                                  $  397,834         $  957,863
====================================================================

ADVANCED MANAGEMENT INCORPORATED

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
Note 4. Property and Equipment

Property and equipment consists of the following as of December 31, 1996 and 1997:

                                        1996             1997
---------------------------------------------------------------------
Furniture and fixtures              $  199,963       $  199,963
Computer hardware and software          38,412           48,265
Equipment                              337,190          337,190
Automobiles                            123,972          123,972
Leasehold improvements                   3,269            3,269
---------------------------------------------------------------------
                                       702,806          712,659
Less accumulated depreciation
 and amortization                      554,597          614,972
---------------------------------------------------------------------
                                     $ 148,209        $  97,687
=====================================================================

Note 5. Consulting Contract

The Company has entered into an agreement with Systems Development Group, Inc. for accounting, contract support, and administration services on an "as needed" basis. Billings for these services are based on cost plus 25%. During the years ended December 31, 1996 and 1997, the Company paid $249,593 and $145,000, respectively, to Systems Development Group, Inc. on these contracts. There were no outstanding amounts due on these contracts at December 31, 1996 and 1997.

Note 6. Leasing Arrangements

The Company has entered into a lease commitment for office space.

The total minimum rental commitment under this lease as of December 31, 1997 is outlined below:

Years ending December 31,
-------------------------------------------------------------------------------
1998                                                             $  226,655
1999                                                                 57,079
-------------------------------------------------------------------------------
                                                                 $  283,734
===============================================================================

Rent expense for the years ended December 31, 1996 and 1997 charged to operations totaled $194,169 and $220,054, respectively.

ADVANCED MANAGEMENT INCORPORATED

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

Note 7. Retirement Plan

The Company maintains a qualified 401(k) and profit sharing plan for its eligible employees. The Company can make discretionary contributions to this plan of up to 15% of eligible compensation. At December 31, 1996 and 1997, the Company charged to operations $37,930 and $157,467, respectively related to this plan.

Note 8. Related Party Transactions

The Company loaned to the president of the Company, the sum of $2 million for 30 years at an interest rate of 7% in May 1993. Monthly principal and interest payments amount to $13,306. During 1997, this note was forgiven by the Company and the remaining principal of $1,896,298 is included as a distribution to the shareholder.

The Company's distributions to the shareholder totaled $7,171,033 during 1997. These distributions related to the transfer of investments from the Company's portfolio of $4,909,793, premiums paid on behalf of the Owner for Officer's Life Insurance of $364,942, and forgiveness of note of $1,896,298.

A bonus of $670,000 was paid to the shareholder during 1997.

Note 9. Major Customers

Substantially all of the Company's revenue for the years ended December 31, 1996 and 1997, and accounts receivable at December 31, 1996 and 1997 are derived through contracts with the U.S. Government.

Note 10.   Contingencies

The Company has cost reimbursable type contracts with the federal government. Consequently, the Company is reimbursed based upon their direct expenses attributable to the contracts, plus a percentage based upon overhead and general and administrative expenses. The overhead and general and administrative rates are estimates. Accordingly, if the actual rates as determined by the Defense Contract Audit Agency are below the Company's estimates, a refund for the difference would be due to the federal government. The Company does not anticipate any significant adjustment.

The Company has undergone a contract audit performed by the Resolution Trust Corporation (RTC). The preliminary findings by RTC indicate that they had reimbursed the Company for unsubstantiated travel costs in the amount of approximately $100,000. This amount has been set up as an allowance and included on the balance sheets as a contract contingency. The Company is currently contesting this finding.

ADVANCED MANAGEMENT INCORPORATED

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
Note 10.   Contingencies (Continued)

On May 27, 1996, the Company's Martinsburg, West Virginia post office contract was terminated for the convenience of the U.S. Postal Service. This decision by the U.S. Postal Service resulted in a law suit being filed against the Company by its displaced West Virginia employees. These former employees alleged that the Company violated the U.S. Fair Labor Standards Act and the West Virginia Wage Payment and Collection Act. The suit was settled on May 9, 1997 for the sum of $1,270,000 of which the Company has accrued and charged $1,020,000 to operations for the year ended December 31, 1996. The Company's insurance carrier, Hartford, paid the difference of $250,000.

Four individuals filed a lawsuit against the Company for wrongful termination and pregnancy discrimination. This suit was settled on June 9, 1997 for a total of $68,000. This amount was charged to operations for the year ended December 31, 1996.

Note 11.   Subsequent Events

Effective January 31, 1998, the Company was acquired by Advanced Communication Systems, Inc.

The  Company  distributed   approximately   $6,200,000  of  investments  to  the
shareholder subsequent to year end.